UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 19, 2025

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Blvd., #802

Vienna, VA 22182

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:(703) 506-9460

N/A

(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Securities Holders.

The annual meeting of CEL-SCI’s shareholders was held on May 19, 2025. At the meeting the following persons were elected as directors for the upcoming year:

Name	Votes For	Votes Against	Broker Non-Votes
Geert Kersten	21,571,997	4,878,281	18,092,130
Bruno Baillavoine	16,278,124	10,172,154	18,092,130
Robert Watson	16,672,564	9,777,714	18,092,130

At the meeting the following were approved by CEL-SCI’s shareholders:

(2)	the adoption of CEL-SCI’s 2025 Non-Qualified Stock Option Plan; and

(3)	the adoption of CEL-SCI’s 2025 Stock Bonus Plan; and

(4)	the combination of CEL-SCI’s common stock; and

(5)	the appointment of BDO USA, P.C. as CEL-SCI’s independent registered public accounting firm for the fiscal year ending September 30, 2025.

The following is a tabulation of votes cast with respect to proposals 2 through 5:

Proposal	Votes For	Votes Against	Abstain	Broker Non-Votes
(2)	18,096,468	8,088,876	264,934	18,092,130
(3)	17,857,852	8,208,995	383,431	18,092,130
(4)	28,279,258	15,613,723	649,427	-
(5)	40,219,973	3,543,525	778,910	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2025	CEL-SCI CORPORATION

	By:	/s/Geert Kersten
Geert Kersten
Chief Executive Officer

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